Investor Presentation – First Quarter 2023 May 2023 Financial Information for the three months ended March 31, 2023 EXHIBIT 99.2

1 Disclaimers LIMITATIONS ON THE USE OF INFORMATION This presentation has been prepared by Tiptree Inc. and its consolidated subsidiaries (“Tiptree", "the Company" or "we”) solely for informational purposes, and not for the purpose of updating any information or forecast with respect to Tiptree, its subsidiaries or any of its affiliates or any other purpose. Tiptree reports a non-controlling interest in certain operating subsidiaries that are not wholly owned. Unless otherwise noted, all information is of Tiptree on a consolidated basis before non-controlling interest. Neither Tiptree nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and no such party shall have any liability for such information. These materials and any related oral statements are not all-inclusive and shall not be construed as legal, tax, investment or any other advice. You should consult your own counsel, accountant or business advisors. Performance information is historical and is not indicative of, nor does it guarantee future results. There can be no assurance that similar performance may be experienced in the future. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS This document contains "forward-looking statements" which involve risks, uncertainties and contingencies, many of which are beyond Tiptree's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "estimate," "expect,“ “intend,” “may,” “might,” "plan," “project,” “should,” "target,“ “will,” "view," “confident,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Tiptree's plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in Tiptree’s Annual Report on Form 10-K, and as described in the Tiptree’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward- looking statements. MARKET AND INDUSTRY DATA Certain market data and industry data used in this presentation were obtained from reports of governmental agencies and industry publications and surveys. We believe the data from third-party sources to be reliable based upon our management’s knowledge of the industry, but have not independently verified such data and as such, make no guarantees as to its accuracy, completeness or timeliness. NOT AN OFFER OR A SOLICIATION This document does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with Tiptree, its subsidiaries or its affiliates. The information in this document is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. NON-GAAP MEASURES In this document, we sometimes use financial measures derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Certain of these data are considered “non-GAAP financial measures” under the SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Management's reasons for using these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are posted in the Appendix.

2 Q1’23 Highlights Revenue $381.6 million 17.5% vs. prior year Adjusted Net Income2 $17.3 million 11.9% vs. prior year Book Value per share2,3 $10.91 5.4% vs. 3/31/22 Net Loss1 $(1.1) million vs. prior year net loss of $(1.0) million Overall  Adj. net income2 of $17.3mm, with a 12.9% adj. ROAE2, driven by improvement in insurance operations.  Increased the quarterly dividend to $0.05 per share, representing an increase of 25%. Insurance  $750mm of gross written premiums and premium equivalents (GWPPE)4, 25% increase from PY driven growth in E&S and admitted insurance lines and fee-based services.  Combined ratio of 91.3% driven by consistent underwriting performance and the scalability of Fortegra’s operating platform.  Adj. net income of $22.9mm, up 8.6% from PY driven by revenue growth. Adj. ROAE of 26%.  In Feb’23, acquired Premia for net cash consideration of ~$22.5mm, further establishing Fortegra's footprint in Europe. Tiptree Capital  Pre-tax tax loss of $(1.1)mm driven by lower returns from mortgage & the sale of five vessels in our shipping business.  Total book value ended quarter at $220.5mm (including corporate net assets). ($ in millions, except per share information) 1 Net income (loss) attributable to common stockholders. 2 For a reconciliation of Non-GAAP metrics Adjusted net income, adjusted return on average equity and book value per share to GAAP financials, see the Appendix. 3 Year-over-year total return defined as cumulative dividends paid of $0.17 per share plus book value per share as of March 31, 2023. 4 Gross written premium and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.

Financial Results

TiptreeInc.

($ in millions, except per share information)

	Q1'22	Q1'23
Total Revenues	$324.9	$381.6
Net income (loss)	$(1.0)	$(1.1)
Diluted EPS	$(0.03)	$(0.03)
Adjusted net income[1]	$15.5	$17.3
Adjusted ROAE[1]	15.8%	12.9%
Total shares outstanding	34.9	36.7
Book Value per share[1]	$10.51	$10.91

Adjusted Net Income by business



$13.2
$8.0
$12.8
$(7.7)
Q1'21
$15.5
$1.0
$21.1
$(6.6)
Q1'22
$17.3
$0.6
$22.9
$(6.2)
Q1'23
Tiptree Capital
Fortegra
Corporate

Key Highlights – Q1'23

Revenues up 16%, excluding the impact of investment gains/losses

- Growth in Fortegra's earned premiums, service fees and investment income
- Mortgage origination volumes down 43%, results impacted by MSR marks of $(1.4)mm in Q1'23

Net loss of $(1.1)mm

- Improvement in insurance operations more than offset by lower mortgage revenue and sale of vessels

Adj net income of $17.3mm, increased by 11.9% versus prior year

- Continued revenue growth and consistent combined ratio at Fortegra
- Adj. ROAE% year-over-year impacted by the investment in Fortegra in Jun'22

BVPS of $10.91 increased by 5.4% over PY, up 0.3% from Q4 (incl. dividends)

- Closing of the Warburg investment (Q2'22) resulted in $63.2mm pre-tax increase to equity, offset by $44.1mm of tax impact related to the tax deconsolidation of Fortegra
- Q1'23 Unrealized gains on fixed income investments of $6.3mm (after tax & NCI)

1 For a reconciliation of Non-GAAP metrics Adjusted net income, adjusted return on average equity and book value per share to GAAP financials, see the Appendix.

3

Specialty Insurance Performance Highlights Q1’23

TiptreeInc.

Fortega – Financial Performance Highlights

($ in millions)

Summary Financials

	Q1'22	Q1'23	V%
Premiums & equivalents[1]	$600.9	$750.0	24.9%
Revenue	$282.5	$368.4	30.4%
Pre-tax income	$14.7	$19.4	32.4%
Adjusted net income[2]	$21.1	$22.9	8.6%
Adjusted ROAE[2]	28.2%	26.1%	(2.1)%
Combined ratio	90.5%	91.3%	80bps
Unearned Premiums & Deferred Revenues	$1,749.1	$2,068.7	18.3%

Insurance products

Underwriting and Fee Revenues[1]


$286
$368
14
61
211
15
79
274
Europe
U.S. Warranty Solutions
U.S. Insurance
Q1'22
Q1'23

Underwriting and Fee Margin[1]


$64
$80
5
19
40
5
26
49
Europe
U.S. Warranty Solutions
U.S Insurance
Q1'22
Q1'23

Combined Ratio


90.5%
91.3%
12.9%
13.0%
77.6%
78.3%
Expense Ratio
Underwriting Ratio
Q1'22
Q1'23

Q1'23 Highlights & Outlook

1. Product & distribution expansion driving continued growth, while maintaining underwriting discipline
   - GWPPE of $750mm, or 25% growth driven by E&S and warranty lines
   - Unearned premiums and deferred revenue grew to $2.1Bn, a 18% increase year-over-year
   - Underwriting & fee revenues increased to $368mm, up 29% from PY
2. Produced stable, growing results from underwriting and fees
   - Underwriting margin of $80mm, up 24%, driven by growth in E&S and admitted lines
   - Stable combined ratio of 91.3%
   - Adj. ROAE of 26.1%, driven by insurance and fee-based services
3. Capital and liquidity remain strong and continue to support growth objectives

1 Gross written premiums and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.
2 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income, Adjusted return on average equity, underwriting and fee revenues and underwriting and fee margin.

5

Robust growth trajectory while maintaining underwriting profitability 78.1% 75.7% 74.2% 77.6% 78.3% 15.9% 17.9% 17.3% 12.9% 13.0% 94.0% 93.6% 91.5% 90.5% 91.3% Q1'19 Q1'20 Q1'21 Q1'22 Q1'23 $6.5 $8.7 $12.8 $21.1 $22.9 Q1'19 Q1'20 Q1'21 Q1'22 Q1'23 6 ($ in millions) Gross Written Premiums & Equivalents1 Underwriting & Fee Revenues and Margin2 Adjusted Net Income2 191 246 336 407 503 56 133 125 163 212 3 13 16 31 35 $250 $392 $477 $601 $750 Q1'19 Q1'20 Q1'21 Q1'22 Q1'23 Combined Ratio Adj. ROAE%1 Adj. Net Income U/W Ratio Expense Ratio U.S. Insurance U.S. Warranty Solutions Europe 1 Gross written premiums and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership. 2 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income, Adjusted return on average equity, underwriting and fee revenues and underwriting and fee margin. 10% 18% U/W & Fee Revenues U/W & Fee Margin 26%13% 23 26 30 40 49 9 14 21 19 26 0 2 3 5 5 $33 $42 $54 $64 $80 Q1'19 Q1'20 Q1'21 Q1'22 Q1'23 28% 126 131 150 211 27421 38 51 61 79 1 5 9 14 15 $148 $174 $210 $286 $368 Q1'19 Q1'20 Q1'21 Q1'22 Q1'23

Insurance Investment Portfolio Cash & Equivalents 27% Government & Agency 41% Corporate Bonds 13% Fixed Income ETFs 5% Muni & ABS 5% Equities 2% Other Alternatives 7% Cash & Equivalents 30% Government & Agency 45% AA 4% A 13% BBB 3% Fixed Income ETFs 5% $1,157mm 7 Q1’23 Investment Mix Liquid and Highly-Rated Fixed Income Portfolio ($ in millions) 767 1,157 125 110 $892 $1,267 Q1'22 Q1'23 Other investments Fixed Income & Cash Return Metrics (Pre-tax) $1,267mm ◼ ~2.1 year duration ◼ AA rating Q1’22 Q1’23 Net investment income – P&L $3.2) $5.1 Net realized and unrealized gains (losses) – P&L $(6.6) $(4.6) Unrealized gains (losses) on AFS Securities – OCI $(26.3) $12.4 3.0%1.2%Book yield

Fortegra Summary & Outlook

TiptreeInc.

($ in millions)

LTM Adjusted Net Income[1]


$75.1
$85.6
Q1'22
Q1'23

LTM Adjusted ROAE %[1]


26.4%
26.0%
8.9%
8.1%
Lift from Warranty Solutions
17.5%
17.8%
Insurance
Q1'22
Q1'23

Q1'23 LTM Highlights

- ✓ Record top-line premiums – $2.8Bn
- ✓ Record Adjusted Net Income – $85.6mm

Outlook

- Expect continued growth and consistency of underwriting
- Continued investment in strategic growth areas
  - ✓ Specialty E&S lines
  - ✓ Capital-light services
  - ✓ European expansion

1) See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income and Adjusted ROAE. Adjusted net income is presented before the impacts of non-controlling interests.

8

Performance Highlights Q1’23

83.1 20.5 57.5 52.8 20.2 32.7 10.3 100.4 $171.1 $206.4 Q1'22 Q1'23 Financial drivers Pre-tax income Adj. Net Income1 Q1’22 Q1’23 Q1’22 Q1’23 Mortgage $4.3 $(2.6) $(1.6) $(0.9) Senior living (Invesque)2 (8.8) (1.4) - - Maritime transportation 2.7 0.2 2.5 0.2 Other (1.6) 2.7 - 1.3 Total $(3.4) $(1.1) $1.0 $0.6 10 Tiptree Capital – Financial Performance Highlights Mortgage: • Mortgage origination volumes of $203mm, down 43% from PY • Pre-tax income below PY from volume decline and negative FV on MSR asset; gain on sale margins improved by 50 bps to 4.8% • MSR asset of $40mm, including negative MTM of $1.4mm in Q1’23 Cash & U.S Government Securities: • Invested in U.S Gov’t and money market funds Equities: • Q1’23 unrealized losses of $0.3mm, compared to PY loss of $8.8m Maritime transportation: • Favorable valuations led to strategic sales of all five vessels in 2022 Mortgage Maritime transportation Equity Securities2 1 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income. 2 Includes 14.0m of Invesque common shares representing $11.4 million of balance sheet fair value as of March 31, 2023. Equity Capital Allocation Q1’23 Highlights ($ in millions) Cash and U.S. Government Securities

01 Summary & Outlook

Financial Snapshot 12 ($ in millions) Adjusted Net Income1 1) See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income. Adjusted net income is presented before the impacts of non-controlling interests. 2) Estimated based on Warburg Pincus valuation multiple of 13.5x Adj. Net Income, multiplied by Q1’23 LTM Adj. Net Income of $85.6 million, multiplied by Tiptree’s 72.4% as converted ownership as of Q1’23 less deferred tax liability of $44.1 million recorded as of Q1’23. 3) Includes Tiptree Inc. stockholders’ equity of Mortgage, Tiptree Capital – Other and Corporate, excluding the deferred tax liability relating to Tiptree’s investment in Fortegra. 4) Diluted shares as of March 21, 2023, represents basic outstanding shares of 36,734,948 plus dilutive shares of 1,220,569 which includes unvested RSUs, outstanding options (assumed to be exercised cashless) and certain exchangeable subsidiary awards. Adj ROAE% 17.0% 14.1% Sum of the Parts $66.2 $65.2 LTM Q1'22 LTM Q1'23 $792 million2 (Transaction multiple) $221 million3 (Book value ex. NCI) $1,013 million $20.88 Value/TIPT diluted share4 Pro-forma SOTP Value $5.82 $26.70

13 • Significant opportunities to achieve value creation objectives at Fortegra • Capital available to redeploy into long-term value creating opportunities Summary & Outlook ($ in millions) ✓ Strong operating performance from our businesses – Fortegra continues to deliver strong top-line growth and return on equity – Increasing yields on investment portfolio – Mortgage business maintaining break- even levels 1 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income and Adjusted return on average equity. Q1’23 LTM Highlights Looking Ahead

Appendix Non-GAAP Reconciliations • Insurance underwriting and fee revenue • Insurance underwriting and fee margin • Book Value per share • Adjusted net income

Non-GAAP Reconciliations 15 Adjusted Net Income We define adjusted net income as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting. We use adjusted net income as an internal operating performance measure in the management of business as part of our capital allocation process. We believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies. Adjusted net income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define adjusted net income differently. We present adjustments for amortization associated with acquired intangible assets. The intangible assets were recorded as part of purchase accounting in connection with Tiptree’s acquisition of FFC in 2014, Defend in 2019, and Smart AutoCare and Sky Auto in 2020. The intangible assets acquired contribute to overall revenue generation, and the respective purchase accounting adjustments will continue to occur in future periods until such intangible assets are fully amortized in accordance with the respective amortization periods required by GAAP. We define adjusted return on average equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholder’s equity during the period. We use adjusted return on average equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on average equity should not be viewed as a substitute for return on average equity calculated in accordance with GAAP, and other companies may define adjusted return on average equity differently. Book value per share Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Insurance – Underwriting and Fee Revenues We generally manage our exposure to the underwriting risk we assume using both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid are adjusted based on the actual underlying losses incurred), which mitigate our risk. Period-over-period comparisons of revenues and expenses are often impacted by the PORCs and distribution partners’ choice as to whether to retain risk, specifically service and administration fees and ceding commissions, both components of revenue, and policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the underwriting performance of the Company’s programs and the respective retentions between the Company and its agents and reinsurance partners, we use the non-GAAP metrics underwriting and fee revenues and underwriting and fee margin. We define underwriting and fee revenues as total revenues from our Insurance segment excluding net investment income, net realized and unrealized gains (losses). Underwriting and fee revenues represents revenues generated by our underwriting and fee-based operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting and fee revenues should not be viewed as a substitute for total revenues calculated in accordance with GAAP, and other companies may define underwriting and fee revenues differently. Insurance - Underwriting and Fee Margin We define underwriting and fee margin as income before taxes from our Insurance segment, excluding net investment income, net realized and unrealized gains (losses), employee compensation and benefits, other expenses, interest expense and depreciation and amortization. Underwriting and fee margin represents the underwriting performance of our underwriting and fee-based programs. As such, underwriting and fee margin excludes general administrative expenses, interest expense, depreciation and amortization and other corporate expenses as those expenses support the vertically integrated business model and not any individual component of our business mix. We use this metric as we believe it gives our management and other users of our financial information useful insight into the specific performance of our underlying underwriting and fee program. Underwriting and fee income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define underwriting and fee margin differently.

16 Non-GAAP Reconciliations – UW & Fee Revenues & Margin, BVPS ($ in thousands, except per share information) 2023 2022 2021 2020 2019 Total revenues 368,444$ 282,529$ 222,563$ $ 143,340 $ 153,242 Less: Net investment income (5,109) (3,167) (2,767) (3,488) (2,911) Less: Net realized and unrealized gains (losses) 4,607 6,643 (9,672) 33,601 (2,114) Underwriting and fee revenues 367,942$ 286,005$ 210,124$ 173,453$ 148,217$ 2023 2022 2021 2020 2019 Income (loss) before income taxes 19,445$ $ 14,682 $ 21,528 $ (27,117) $ 6,202 Less: Net investment income (5,109) (3,167) (2,767) (3,488) (2,911) Less: Net realized and unrealized gains (losses) 4,607 6,643 (9,672) 33,601 (2,114) Plus: Depreciation and amortization 4,811 4,354 4,191 2,270 2,259 Plus: Interest expense 6,081 4,759 4,304 3,648 4,145 Plus: Employee compensation and benefits 24,613 22,026 19,089 17,042 12,001 Plus: Other expenses 25,369 14,839 17,632 16,220 12,891 Underwriting and fee margin 79,817$ 64,136$ 54,305$ 42,176$ 32,473$ 2023 2022 Total stockholders’ equity 541,557$ 383,153$ Less: Non-controlling interests (140,910) (16,520) Total stockholders’ equity, net of non-controlling interests 400,647$ 366,633$ Total common shares outstanding 36,735 34,878 Book value per share 10.91$ 10.51$ Three Months Ended March 31, Three Months Ended March 31, Three Months Ended March 31,

Non-GAAP Reconciliations – Q1'23 Adjusted Net Income

TiptreeInc.

($ in thousands)

For the Three Month Ended March 31, 2023

	Insurance	Tiptree Capital: Mortgage	Tiptree Capital: Other	Corporate	Total
Income (loss) before taxes	$ 19,445	$ (2,565)	$ 1,442	$ (10,149)	$ 8,173
Less: Income tax (benefit) expense	(4,747)	613	(263)	(625)	(5,022)
Less: Net realized and unrealized gains (losses)	4,607	1,443	323	-	6,373
Plus: Intangibles amortization (1)	3,894	-	-	-	3,894
Plus: Stock-based compensation expense	33	-	-	2,282	2,315
Plus: Non-recurring expenses	2,125	-	-	-	2,125
Plus: Non-cash fair value adjustments	(118)	-	-	-	(118)
Less: Tax on adjustments (2)	(2,300)	(344)	(89)	2,277	(456)
Adjusted net income	$ 22,939	$ (853)	$ 1,413	$ (6,215)	$ 17,284
Average stockholders' equity	$ 351,953	$ 53,768	$ 114,219	$ 17,626	$ 537,566
Adjusted return on average equity	26.1%	(6.3)%	4.9%	NM%	12.9%

For the Three Month Ended March 31, 2022

	Insurance	Tiptree Capital: Mortgage	Tiptree Capital: Other	Corporate	Total
Income (loss) before taxes	$ 14,682	$ 4,266	$ (7,651)	$ (12,249)	$ (952)
Less: Income tax (benefit) expense	(3,664)	(978)	1,794	2,934	86
Less: Net realized and unrealized gains (losses)	6,643	(6,314)	8,851	-	9,180
Plus: Intangibles amortization (1)	3,946	-	-	-	3,946
Plus: Stock-based compensation expense	2,319	-	-	3,839	6,158
Plus: Non-recurring expenses	23	-	133	-	156
Plus: Non-cash fair value adjustments	-	-	1,514	-	1,514
Less: Tax on adjustments (2)	(2,825)	1,470	(2,113)	(1,168)	(4,636)
Adjusted net income	$ 21,124	$ (1,556)	$ 2,528	$ (6,644)	$ 15,452
Average stockholders' equity	$ 299,113	$ 58,962	$ 117,744	$ (84,152)	$ 391,667
Adjusted return on average equity	28.2%	(10.6)%	8.6%	NM%	15.8%

For the Three Month Ended March 31, 2021

	Insurance	Tiptree Capital: Mortgage	Tiptree Capital: Other	Corporate	Total
Income (loss) before taxes	$ 21,528	$ 13,077	$ 14,994	$ (10,207)	$ 39,392
Less: Income tax (benefit) expense	(4,429)	(3,096)	(2,907)	1,680	(8,752)
Less: Net realized and unrealized gains (losses)	(9,624)	(3,420)	(13,766)	-	(26,810)
Plus: Intangibles amortization (1)	3,834	-	-	-	3,834
Plus: Stock-based compensation expense	372	165	8	520	1,065
Plus: Non-recurring expenses	270	-	-	-	270
Plus: Non-cash fair value adjustments	-	-	(657)	-	(657)
Less: Tax on adjustments (2)	825	739	2,895	354	4,813
Adjusted net income	$ 12,776	$ 7,465	$ 567	$ (7,653)	$ 13,155
Average stockholders' equity	$ 285,885	$ 65,533	$ 113,218	$ (79,166)	$ 385,470
Adjusted return on average equity	17.9%	45.6%	2.0%	NM%	13.7%

For the Trailing Twelve Months Ended March 31, 2023

	Insurance	Tiptree Capital: Mortgage	Tiptree Capital: Other	Corporate	Total
Income (loss) before taxes	$ 72,913	$ (5,957)	$ 40,495	$ (44,316)	$ 63,135
Less: Income tax (benefit) expense	(22,334)	1,228	(7,602)	(26,850)	(55,558)
Less: Net realized and unrealized gains (losses)	18,311	754	(27,316)	-	(8,251)
Plus: Intangibles amortization (1)	16,177	-	-	-	16,177
Plus: Stock-based compensation expense	137	-	-	5,536	5,673
Plus: Non-recurring expenses	5,476	-	(862)	2,108	6,722
Plus: Non-cash fair value adjustments	(1,057)	-	2,041	-	984
Less: Tax on adjustments (2)	(3,976)	20	5,755	34,551	36,350
Adjusted net income	$ 85,647	$ (3,955)	$ 12,511	$ (28,971)	$ 65,232
Average stockholders' equity	$ 329,745	$ 55,156	$ 133,589	$ (56,135)	$ 462,355
Adjusted return on average equity	26.0%	(7.2)%	9.4%	NM%	14.1%

For the Trailing Twelve Months Ended March 31, 2022

	Insurance	Tiptree Capital: Mortgage	Tiptree Capital: Other	Corporate	Total
Income (loss) before taxes	$ 63,011	$ 19,596	$ (5,435)	$ (52,174)	$ 24,998
Less: Income tax (benefit) expense	(17,673)	(2,764)	2,709	5,275	(12,453)
Less: Net realized and unrealized gains (losses)	12,535	(8,692)	19,526	-	23,369
Plus: Intangibles amortization (1)	15,441	-	-	-	15,441
Plus: Stock-based compensation expense	3,953	166	205	11,900	16,224
Plus: Non-recurring expenses	1,911	-	1,071	2,171	5,153
Plus: Non-cash fair value adjustments	-	-	(999)	-	(999)
Less: Tax on adjustments (2)	(4,048)	107	(4,353)	2,727	(5,567)
Adjusted net income	$ 75,130	$ 8,413	$ 12,724	$ (30,101)	$ 66,166
Average stockholders' equity	$ 284,177	$ 64,061	$ 117,245	$ (75,207)	$ 390,276
Adjusted return on average equity	26.4%	13.1%	10.9%	NM%	17.0%

The footnotes below correspond to the tables above, under "—Adjusted Net Income - Non-GAAP and "—Adjusted Return on Average Equity - Non-GAAP".

Adjusted net income is presented before the impacts of non-controlling interests. Tiptree's subsidiary ownership percentage as of March 31, 2023 was Fortegra 79.4%, Tiptree Marine 100%, Reliance (Mortgage) 100%.

(1) Specifically associated with acquisition purchase accounting. See Note (8) Goodwill and Intangible Assets, net.

(2) Tax on adjustments represents the tax applied to the total non-GAAP adjustments and includes adjustments for non-recurring or discrete tax impacts. For the three months ended March 31, 2023, included in the adjustment is an add-back of $2.3 million related to deferred tax expense from the WP Transaction.

17

TiptreeInc. ir@tiptreeinc.com